United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2016

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BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive, Suite 210
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a), (b)

A total of 29,028,861 shares of BNC Bancorp’s common stock were present or represented by proxy at the Annual Meeting on May 19, 2016 to consider and vote on the matters listed below. This represented approximately 80.7% of BNC Bancorp’s 35,991,976 shares of common stock that were entitled to vote at the Annual Meeting. The proposals set forth below, each of which is described in more detail in BNC Bancorp’s 2016 definitive proxy statement filed with the SEC on April 6, 2016, were submitted to a vote of the shareholders and approved at the Annual Meeting.

Election of Directors

Nominees for Terms Ending as of the 2019 Annual Meeting (Three-Year Term)

The shareholders of BNC Bancorp elected each of the director nominees nominated by BNC Bancorp’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lenin J. Peters, M.D.	22,315,751	268,767	5,444,343
John S. Ramsey, Jr.	23,354,482	230,036	5,444,343
Thomas R. Smith, CPA	23,326,007	258,511	5,444,343
D. Vann Williford	23,322,677	261,841	5,444,343

Nominees for Terms Ending as of the 2017 Annual Meeting (One-Year Term)

The shareholders of BNC Bancorp elected each of the director nominees nominated by BNC Bancorp’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Abney S. Boxley, III	23,380,360	204,158	5,444,343
Thomas R. Sloan	23,369,638	214,880	5,444,343

Advisory Vote on Executive Compensation

The shareholders of BNC Bancorp approved, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,831,726	1,639,090	113,702	5,444,343

Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of BNC Bancorp ratified the appointment of Cherry Bekaert LLP as BNC Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,914,991	91,581	22,289	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016

BNC BANCORP

By: /s/ David B. Spencer
Name: David B. Spencer
Its: Senior Executive Vice President
& Chief Financial Officer

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